As filed with the Securities and Exchange Commission on September 4, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIMBERLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-0291227 (I.R.S. Employer Identification No.)
101 East Lakeside Avenue Coeur D’ Alene, Idaho 83814 (Address of Principal Executive Offices) (Zip Code)

Timberline Resources Corporation Amended 2005 Equity Incentive Plan
(Full title of the plan)

Randal Hardy

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur D’ Alene, Idaho  83814

(Name and address of agent for service)

(208) 664-4859

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock issuable pursuant to outstanding options under the Amended 2005 Equity Incentive Plan	4,048,335	$2.70 (2)	$10,930,504.50	$429.57
Common Stock reserved for issuance pursuant to the Amended 2005 Equity Incentive Plan	2,542,498	$2.07 (3)	$5,262,970.86	$206.83
Total Common Stock	6,590,833		$16,193,475.36	$636.40

 (1)

Common Stock, $0.001 par value, offered by the Registrant pursuant to the Timberline Resources Corporation Amended 2005 Equity Incentive Plan (the “Plan”).

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.  The maximum aggregate offering price is based upon the aggregate exercise price of outstanding options.

(3)

The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock as reported by the American Stock Exchange on September 2, 2008, which was $2.07 per share.

INTRODUCTORY STATEMENT

This registration statement on Form S-8 registers 6,590,833 shares of Common Stock (“Shares”) of Timberline Resources Corporation (the “Registrant”) reserved for issuance upon the exercise of any stock option (“Option”) granted pursuant to the Registrant’s Amended 2005 Equity Incentive Plan, as amended (the “Plan”).  If an Option for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full, any unissued Shares to which such Option relates shall again become available for issuance under the Plan.

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act of 1933”), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the United States Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)

The Registrant’s annual report for the fiscal year ended September 30, 2007 filed with the Commission on January 14, 2008 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1934”).

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the Registrant’s annual report incorporated by reference herein pursuant to (a) above.

(c)

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 10-SB filed with the Commission on September 29, 2005 under Section 12 of the Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation authorizes the Registrant to indemnify and advance expenses to its agents through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, to the fullest extent permitted by applicable law, with respect to actions for breach of duty to the Registrant, its stockholders, and others.

The Registrant’s Bylaws provide that the Registrant will indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, any director or officer of the Registrant who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer , employee or agent of the Registrant against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.  The Registrant will pay the expenses incurred by any director or officer in defending any proceeding in advance of its final disposition.

The Registrant’s Bylaws also authorize the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.  The Registrant maintains such insurance.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number	Exhibit
4.1

Amendment No. 1 to Timberline Resources Corporation Amended 2005 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 8-K filed with the Commission on August 27, 2008)

4.2

Timberline Resources Corporation Amended 2005 Equity Incentive Plan (incorporated by reference to Appendix “B” to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on August 1, 2008)

4.3	Form of Timberline Resources Corporation Stock Option Agreement
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of DeCoria, Maichel & Teague P.S., Independent Registered Public Accounting Firm
23.2	Consent of Dorsey & Whitney LLP (contained in its opinion filed as Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (see page II-7 of this registration statement)

Item 9.  Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the Registrant is relying on Rule 430B:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur D’ Alene, State of Idaho, on September 2, 2008.

TIMBERLINE RESOURCES CORPORATION

/s/ Randy Hardy

Randal Hardy

Chief Executive Officer, Chief Financial Officer and Director

SIGNATURES OF OFFICERS AND DIRECTORS

AND POWER OF ATTORNEY

We, the undersigned officers and directors of Timberline Resources Corporation, do hereby constitute and appoint Randal Hardy and John Swallow, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Randal Hardy Randal Hardy	Chief Executive Officer, Chief Financial Officer and Director (Registrant’s principal executive officer, principal financial officer and principal accounting officer)	September 2, 2008
/s/ John Swallow John Swallow	Executive Chairman and Director	September 2, 2008
/s/ Paul Dircksen Paul Dircksen	Director	September 2, 2008
Ron Guill	Director	September ____, 2008
James Moore	Director	September ____, 2008
Eric Klepfer	Director	September ____, 2008
/s/ Vance Thornsberry Vance Thornsberry	Director	September 2, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1

Amendment No. 1 to Timberline Resources Corporation Amended 2005 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 8-K filed with the Commission on August 27, 2008)

4.2

Timberline Resources Corporation Amended 2005 Equity Incentive Plan (incorporated by reference to Appendix “B” to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on August 1, 2008)

4.3	Form of Timberline Resources Corporation Stock Option Agreement
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of DeCoria, Maichel & Teague P.S., Independent Registered Public Accounting Firm
23.2	Consent of Dorsey & Whitney LLP (contained in its opinion filed as Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (see page II-7 of this registration statement)